Exhibit 10.1

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
dated as of October 13, 2009
among
EXTERRAN PARTNERS, L.P.,
in its individual capacity and as Manager
EXLP ABS 2009 LLC,
as Issuer
EXLP OPERATING LLC,
WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Indenture Trustee
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Bank Agent
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its individual capacity and as the Intercreditor Collateral Agent

-i-

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
     This INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of October 13, 2009 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) is among:
     (i) Exterran Partners, L.P., a Delaware limited partnership, in its individual capacity (in such capacity, together with its successors and permitted assigns, “EXLP”), and when and if it acts as Manager under the Management Agreement (in such capacity, and for so long as EXLP is such Manager under that Agreement, the “Manager”);
     (ii) EXLP ABS 2009 LLC, a Delaware limited liability company (together with its successors and permitted assigns, “ABS 2009”);
     (iii) EXLP Operating LLC, a Delaware limited liability company (together with its successors and permitted assigns, “EXLPOP”);
     (iv) Wells Fargo Bank, National Association, as indenture trustee under the hereinafter defined Securitization Indenture for the benefit of the Noteholders and the other Persons set forth therein (in such capacity, together with its successors and permitted assigns, the “Indenture Trustee”);
     (v) Wachovia Bank, National Association, as Administrative Agent on behalf of the Bank Lenders as hereinafter defined (in such capacity, together with its successors and permitted assigns, the “Bank Agent”); and
     (vi) Wells Fargo Bank, National Association, in its individual capacity and as the Intercreditor collateral agent for the Securitization Secured Parties (as defined herein), the Bank Lenders (as defined herein), and EXLP (in such capacity, together with its successors and permitted assigns, the “Intercreditor Collateral Agent”).
RECITALS
     (1) WHEREAS, EXLP, in its individual capacity and when and if it serves as Manager, may receive from time to time Collections relating to the Domestic Contract Compression Business of (a) EXLP and its subsidiaries and (b) ABS 2009; and
     (2) WHEREAS, EXLP’s operating subsidiary, EXLPOP has a bank account in its name to which Users will be directed to transmit Collections, namely, the EXLP/ABS 2009/Wells Lockbox Account (as hereinafter defined), and another bank account in its name in which Collections are from time to time deposited, namely, the EXLP/JPMC Lockbox Account (as hereinafter defined);
     (3) WHEREAS, of even date herewith, EXLPOP, JPMorgan Chase Bank, N.A., and Intercreditor Collateral Agent entered into that certain Blocked Account Control Agreement,

pursuant to which control by the Intercreditor Agent on behalf of the Collection Parties was established in the EXLP/JPMC Lockbox Account (as hereinafter defined);
     (4) WHEREAS, the parties hereto desire to execute and deliver this Agreement to set forth certain agreements among them with respect to such Collections as provided below.
     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Rules of Usage; Definitions.
     (a) The following rules of usage shall apply to this Agreement (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein.
     (i) The defined terms in this Agreement shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender.
     (ii) Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement.
     (iii) Except as otherwise expressly provided, any definition defined herein shall be equally applicable to the singular and plural forms of the terms defined.
     (iv) Except as otherwise expressly provided, references in this Agreement to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to this Agreement.
     (v) References to any Person shall include such Person, its successors and permitted assigns and transferees.
     (vi) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, restated, modified, extended or supplemented from time to time in accordance with the applicable provisions thereof.
     (vii) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement thereof, or restatement thereof.
     (viii) When used in this Agreement, words such as “hereunder,” “hereto,” “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement (including any other document to the extent incorporated or referred to herein (whether or not actually attached hereto)) and not to any particular article, section, subsection, paragraph or clause hereof.
     (ix) References to “including” means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to any enumeration of specific matters, to matters similar to those specifically mentioned.
     (x) All terms used in the UCC and not specifically defined in this Agreement are used therein as defined in the UCC; provided, however, that references in this Agreement to any section of the UCC shall mean, on or after the effective date of the adoption of any revision to the UCC in the applicable jurisdiction, such revised or successor section thereto.
     (xi) Except as otherwise expressly provided, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
     (b) Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the content otherwise requires, have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “ABS 2009” has the meaning specified in clause (ii) of the preamble hereto.
     “ABS Leasing 2009” means EXLP ABS Leasing 2009 LLC, the wholly-owned subsidiary of ABS 2009.
     “Agreement” has the meaning specified in the preamble hereto.
     “Allocated Collections” means all or any portion of the Collections as of any date of determination that have been allocated pursuant to the provisions of Sections 7 and 8 of this Agreement.
     “Allocation Accounting Firm” has the meaning specified in Section 7(a)(ii) hereof.
     “Ancillary Equipment” means one or more pieces or items of equipment that have been attached to, or that are located adjacent to, a Compressor that can be removed without causing damage to, or a loss of functionality in, such Compressor including, without limitation, any emissions package or monitoring equipment, catalytic converter, precooling package, gas processing plant or equipment, starting air compressor, dehydrator and/or separator.
     “Bank Agent” has the meaning specified in clause (v) of the preamble hereto.

     “Bank Collateral” means any collateral in which the Bank Agent has been granted a security interest by EXLP and certain of its subsidiaries to secure the obligations under the Bank Credit Agreement.
     “Bank Collateral Agreement” means that certain Collateral Agreement, dated as of October 20, 2006, made by EXLPOP (formerly known as UC Operating Partnership, L.P.), UCLP OLP GP LLC (cancelled on June 20, 2007), EXLP (formerly known as Universal Compression Partners, L.P.), and EXLP Leasing LLC (formerly known as UCLP Leasing, L.P.) in favor of the Bank Agent for the ratable benefit of the Secured Creditors (as defined therein), as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “Bank Credit Agreement” means that certain Senior Secured Credit Agreement, dated as of October 20, 2006, by and among EXLPOP (formerly known as UC Operating Partnership, L.P.), as borrower, EXLP (formerly known as Universal Compression Partners, L.P.), as Guarantor, Wachovia Bank, National Association, as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Fortis Capital Corp. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the other lenders signatory thereto, arranged by Wachovia Capital Markets LLC and Deutsche Bank Securities Inc, as Joint Lead Arrangers and Joint Book Runners, as such credit agreement has been and may hereafter be amended, modified, restated or supplemented from time to time.
     “Bank Default” means an Event of Default (as defined in the Bank Credit Agreement) that has occurred and is continuing under the Bank Credit Agreement.
     “Bank Documents” means the Bank Credit Agreement, the Bank Collateral Agreement, the Secured Hedging Agreement, and each other agreement, document or instrument executed in connection with the Bank Credit Agreement or the Bank Collateral Agreement.
     “Bank Lenders” means the lenders from time to time party to the Bank Credit Agreement and the counterparties to the Secured Hedging Agreement.
     “Bankruptcy Code” means the Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.
     “Blocked Account Agreement” means the Blocked Account Control Agreement referred to in clause (3) of the Recitals hereto.
     “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York, Minneapolis, Minnesota or Houston, Texas are authorized or obligated by law, executive order or governmental decree to be closed.
     “Collateral” means the Securitization Collateral and the Non-Securitization Collateral.
     “Collection Parties” means the Securitization Secured Parties, the Bank Lenders, and the Bank Agent.

     “Collections” means cash, checks and other instruments or any other method of payment and all other amounts whatsoever owned by, owing to or paid to (a) EXLP or its subsidiaries, (b) EXLP in its capacity as Manager, or (c) ABS 2009, in each case from time to time.
     “Compressor” means a natural gas compressor equipment unit, together with any tangible components thereof, all related appliances, parts, accessories, appurtenances, accessions, additions, improvements, and replacements thereto, all other equipment or components of any nature from time to time incorporated or installed therein and all substitutions for any of the foregoing but excluding any Ancillary Equipment attached thereto that is not required for the normal operation of such natural gas compressor equipment unit.
     “Disputed Allocations” has the meaning specified in Section 7(c) hereof.
     “Domestic Contract Compression Business” means (i) with respect to EXLP, the natural gas compression contract business of EXLP and its subsidiaries in the United States of America and (ii) with respect to ABS 2009, the natural gas compression contract business of ABS 2009 in the United States of America.
     “EXH” means Exterran Holdings, Inc.
     “EXLP” has the meaning specified in clause (i) of the preamble hereto.
     “EXLP Account” means any account maintained with Intercreditor Collateral Agent on behalf of and in the name of EXLPOP or EXLP.
     “EXLP Accountants” has the meaning specified in Section 7(a)(ii).
     “EXLP/ABS 2009/Wells Lockbox Account” means the lockbox account number 4121809537 maintained in the name of EXLPOP, subject to a right of control in favor of Intercreditor Collateral Agent, for the benefit of the Collection Parties and EXLP. The remittance address to be used for payments and deposits to the Lockbox Account is EXLP Operating LLC, P.O. Box 202609, Dallas, Texas 75320-2609.
     “EXLP/JPMC Lockbox Account” means the lockbox account number 713449403, and maintained in the name of EXLPOP, subject to a right of control in favor of Intercreditor Collateral Agent, for the benefit of the Collection Parties and EXLP. The remittance address to be used for payments and deposits to the Lockbox Account is EXLP Operating LLC, P.O. Box 974908, Dallas, Texas 75397-4908.
     “EXLP Obligations” means any and all sums owing under the Bank Documents and all other obligations, direct or contingent, joint, several or independent of EXLP or any other obligor under the Bank Documents now or hereafter existing, due or to become due, including any interest accruing subsequent to the filing of a petition in bankruptcy, whether or not such interest is an allowed claim under applicable law.
     “EXLPOP”has the meaning specified in clause (iii) of the preamble hereto.
     “Indenture Trustee” has the meaning specified in clause (iv) of the preamble hereto.

     “Intercreditor Collateral Agent” has the meaning specified in clause (vi) of the preamble hereto.
     “Interest Rate Hedge Provider” means any counterparty to a cap, collar or other hedging instrument permitted to be entered into pursuant to the Securitization Indenture.
     “Lien” means any security interest, lien (statutory or other), charge, pledge, equity, mortgage, hypothecation, assignment for security or encumbrance of any kind or nature whatsoever.
     “Lockbox Accounts” means collectively, the EXLP/ABS 2009/Wells Lockbox Account and the EXLP/JPMC Lockbox Account.
     “Lockbox Agreements” has the meaning specified in Section 22 hereof.
     “Management Agreement” means that certain Management Agreement, dated as of October 13, 2009 by and between EXLP as Manager, ABS 2009, and ABS Leasing 2009, as such agreement may be amended, modified or supplemented from time to time.
     “Manager” has the meaning specified in clause (i) of the preamble hereto.
     “Misallocation” has the meaning specified in Section 7(b)(iii) hereof.
     “Non-Securitization Collateral” means (i) all Compressors and other assets received by EXLP or the Manager that do not constitute Securitization Collateral and (ii) all Non-Securitization Collections.
     “Non-Securitization Collections” means all Collections received by EXLP and/or the Manager that do not constitute Securitization Collections.
     “Noteholder” means a Person in whose name a Note is registered in accordance with the terms of the Securitization Indenture.
     “Notes” means any of the promissory notes executed by ABS 2009 and ABS Leasing 2009 and authenticated by or on behalf of the Indenture Trustee pursuant to and issued under the Securitization Indenture.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership or other entity.
     “Related Documents” is defined in Appendix A to the Securitization Indenture.
     “Repetitive Wire Instructions” means a notice substantially in the form of Exhibit “A” attached hereto.
     “Requisite Global Majority” is defined in Appendix A to the Securitization Indenture.
     “Returned Items” collectively means the Returned Items specified in Section 9(b)(ii) hereof.

     “Secured Hedging Agreement” has the meaning assigned in the Bank Collateral Agreement.
     “Securitization Account” has the meaning specified in Section 7(b)(ii) hereof, which account shall initially be the Trust Account.
     “Securitization Accountants” has the meaning specified in Section 7(a)(ii) hereof.
     “Securitization Collateral” means, collectively, all right, title and interest of ABS 2009 in the property and rights subject to the security interest granted by ABS 2009 under the Securitization Indenture (including, without limitation, the Securitization Compressors and the User Contracts) and all right, title and interest of ABS Leasing 2009 in the property and rights subject to the security interest granted by ABS Leasing 2009 under the Securitization Indenture (including, without limitation, the Securitization Compressors and the User Contracts).
     “Securitization Collections” has the meaning specified in Section 2 hereof.
     “Securitization Compressors” means, as of any date of determination, all Compressors owned by ABS 2009 or ABS Leasing 2009 or leased to ABS 2009 by ABS Leasing 2009 as of such date.
     “Securitization Default” means a Manager Default (as defined in Appendix A to the Securitization Indenture), an Event of Default (as defined in Appendix A to the Securitization Indenture) or a EXLP Event (as defined in Appendix A to the Securitization Indenture).
     “Securitization Documents” means the Securitization Indenture, the Management Agreement, each other Related Document (as defined in Appendix A to the Securitization Indenture) and each other agreement, document or instrument executed in connection with the Securitization Indenture.
     “Securitization Indenture” means that certain Indenture, dated as of October 13, 2009, between ABS 2009, ABS Leasing 2009, and the Indenture Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including any supplements thereto.
     “Securitization Obligations” means, collectively, (a) any and all sums owing (i) to the Noteholders under the Securitization Indenture, (ii) to the Indenture Trustee under the Securitization Indenture or any other Securitization Document and (iii) to the Interest Rate Hedge Providers and (b) without duplication of amounts described in clause (a), all other obligations, direct or contingent, joint, several or independent of ABS 2009, or any other obligor under the Securitization Documents now or hereafter existing, due or to become due, including any interest accruing subsequent to the filing of a petition in bankruptcy, whether or not such interest is an allowed claim under applicable law.
     “Securitization Secured Parties” means, collectively, the Indenture Trustee, ABS 2009, ABS Leasing 2009, each Interest Rate Hedge Provider, and the Noteholders.
     “Trust Account” is defined in Appendix A to the Securitization Indenture.

     “UCC” means the Uniform Commercial Code (or any successor statute) of the State of New York as in effect from time to time or of any other state or jurisdiction the laws of which are required by Section 9-301 thereof to be applied in connection with the issue of perfection of security interests.
     “Unallocated Collections” has the meaning specified in Section 7(a)(ii) hereof.
     “User” means any Person who contracts for contract compression services or compressor rentals, which services or rentals utilize a Securitization Compressor from ABS 2009 or Manager, acting on behalf of ABS 2009.
     “User Contract” means any contract for contract compression services or any contract renting one or more Securitization Compressors entered into between ABS 2009 (or Manager acting on behalf of ABS 2009) and a User.
     Section 2. Securitization Collections. The following shall constitute the “Securitization Collections”:
     (a) all Collections in respect of ABS 2009’s Domestic Contract Compression Business, including, without limitation, any and all contract payments under User Contracts;
     (b) all Collections in respect of the sale, transfer or disposition of any Securitization Collateral and all Collections in respect of any casualty or other event of loss affecting any Securitization Collateral (to the extent that at the time the casualty Collections are received by or on behalf of ABS 2009, the Compressor to which such proceeds relate remains a Securitization Compressor); and
     (c) all proceeds and products of any and all of the foregoing.
     Section 3. Acknowledgments Regarding Securitization Collateral The Bank Agent hereby acknowledges and agrees that, until all Securitization Obligations shall have been paid in full in cash:
     (a) In the event that any Liens on or security interest in all or any portion of the Securitization Collateral at any time exists in favor of the Bank Agent, the Bank Agent will, immediately upon the request of the Indenture Trustee, release or otherwise terminate such security interest in and Lien upon such Securitization Collateral and the Bank Agent will immediately deliver such release documents as the Indenture Trustee may require in connection therewith.
     (b) Without limiting the agreements contained in paragraph (a) above, all security interests in or Liens on the Securitization Collateral now or at any time hereafter granted by ABS 2009 or ABS Leasing 2009 to the Indenture Trustee or, pursuant to the Securitization Documents, secure the Securitization Obligations and shall be prior, paramount, and superior to any and all Liens and security interests, if any, on or in such Securitization Collateral heretofore, now or at any time hereafter granted by EXLP to the Bank Agent for the benefit of the Bank Lenders, either pursuant to the Bank Documents or otherwise (and, as such, any interest of the Bank Agent in the Securitization Collections and the Securitization Collateral shall be at all times subordinated to the interest of the Indenture Trustee therein), regardless of the date of execution of any such Lien documents or the order of filing of any of them for record in any public office. The Lien priorities provided in this Section 3(b) shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Securitization Obligations or the Securitization Documents, on the one hand, or the EXLP Obligations or the Bank Documents, on the other hand, nor by any action or inaction which the Indenture Trustee, or any other beneficiary under the Securitization Indenture may take or fail to take in respect of the Securitization Collections and the Securitization Collateral.
     (c) The Bank Agent hereby fully, unconditionally and irrevocably disclaims, waives, relinquishes and releases any right, title or interest (including any Lien) it may have, now or in the future, to the Securitization Collateral, including, without limitation, to (i) foreclose or otherwise realize upon, or attempt to foreclose or otherwise realize upon any of the Securitization Collateral, including, without limitation, the Securitization Collections, or assert any claims or interests therein, or (ii) seek to obtain possession of or issue or cause to be issued any levies, garnishments, attachments, or other legal process of any kind or nature against any of the Securitization Collateral, including, without limitation, the Securitization Collections, or (iii) contact any Users or other Persons that are account debtors or obligees with respect to any Securitization Collateral, to the extent such contact relates to any User Contract or other Securitization Collateral.
     Section 4. Acknowledgment Regarding Non-Securitization Collateral. The Indenture Trustee hereby acknowledges and agrees that, so long as any EXLP Obligations are outstanding:
     (a) In the event that any Liens on or security interest in all or any portion of the Non-Securitization Collateral at any time exists in favor of the Indenture Trustee, the Indenture Trustee will, immediately upon the request of EXLP or the Bank Agent, release or otherwise terminate such security interest in and Lien upon such Non-Securitization Collateral and the Indenture Trustee will immediately deliver such release documents as EXLP or the Bank Agent may require in connection therewith.
     (b) Without limiting the agreements contained in paragraph (a) above, all security interests in or Liens on the Non-Securitization Collateral now or at any time hereafter granted by EXLP to the Bank Agent pursuant to the Bank Documents, secure the EXLP Obligations and shall be prior, paramount, and superior to any and all Liens and security interests, if any, on or in such Non-Securitization Collateral heretofore, now or at any time hereafter granted to the Indenture Trustee, either pursuant to the Securitization Documents or otherwise (and, as such, any interest of the Indenture Trustee in the Non-Securitization Collections and the Non-Securitization Collateral shall be at all times subordinated to the interest of the Bank Agent), regardless of the date of execution of any such Lien documents or the order of filing of any of them for record in any public office. The Lien priorities provided in this Section 4(b) shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the EXLP Obligations or the Bank Documents, on the one hand, or the Securitization Obligations or the Securitization Documents, on the other hand, nor by any action or inaction which the Bank Lenders may take or fail to take in respect of the Non-Securitization Collateral.
     (c) The Indenture Trustee hereby fully, unconditionally and irrevocably disclaims, waives, relinquishes and releases any right, title or interest (including any Liens) it may have, now or in the future, to the Non-Securitization Collateral, including, without limitation, to (i) foreclose or otherwise realize upon, or attempt to foreclose or otherwise realize upon any of the Non-Securitization Collateral, or assert any claims or interests therein, or (ii) seek to obtain possession of or issue or cause to be issued any levies, garnishments, attachments, or other legal process of any kind or nature against any of the Non-Securitization Collateral, or (iii) contact any parties who are account debtors or obligees with respect to Non-Securitization Compressors to the extent such contact relates to the Non-Securitization Collateral.
     Section 5. Intercreditor Collateral Agent.
     (a) Appointment. Each of the Collection Parties and EXLP hereby designates the Intercreditor Collateral Agent to act, and the Intercreditor Collateral Agent hereby accepts such designation to act, as specified herein and as such Collection Party’s nominee and agent under the Bank Documents and under the Securitization Documents, as the case may be, and, in the case of EXLP, to act as EXLP’s nominee and agent under the Bank Documents, the Securitization Documents and otherwise for EXLP in its own capacity, to hold for such Collection Party’s and EXLP’s respective benefit, as its interest may appear, all Collections from the Collateral that may from time to time be in the possession or control of the Intercreditor Collateral Agent in the Lockbox Accounts. Without prejudice to the rights of the Collection Parties to enforce the Securitization Documents and the Bank Documents, as applicable, each of the Collection Parties and EXLP hereby irrevocably authorizes the Intercreditor Collateral Agent to take such action, to exercise such powers and remedies and to perform such duties hereunder as are specifically provided or delegated to or required of the Intercreditor Collateral Agent by the terms hereof and such other powers as are reasonably incidental thereto. The Intercreditor Collateral Agent may perform any of its duties hereunder by or through its agents or employees.
     (b) Duties of Intercreditor Collateral Agent.
     (i) The Intercreditor Collateral Agent shall not be deemed to have any knowledge (imputed or otherwise) of: (A) any of the terms or conditions of the Bank Documents, the Securitization Documents or any documents referred to therein or relating to any financing arrangement between or among any of the Collection Parties and/or EXLP, or any other party, or any breach thereof, or (B) any occurrence or existence of a default thereunder. The Intercreditor Collateral Agent has no obligation to inform any Person of any breach under any such Bank Document or Securitization Document or to take any action in connection with any of the foregoing, except such actions as are specified in this Agreement.

     (ii) The Intercreditor Collateral Agent is not responsible for the enforceability or validity of any security interest in the Collateral and the Lockbox Accounts.
     (iii) The Intercreditor Collateral Agent shall have no duties or responsibilities to the Collection Parties or EXLP except those expressly set forth or described herein and the duty to exercise “ordinary care” with respect to the Collections in its possession or under its control and as required by applicable law. With respect to the immediately preceding sentence, the Intercreditor Collateral Agent shall be deemed to have exercised “ordinary care” if its action or failure to act is in conformity with general banking usages or is otherwise in accordance with commercially reasonable practices of the banking industry. Except as set forth above with respect to the Intercreditor Collateral Agent’s duties with respect to the Collections in its possession or under its control, neither the Intercreditor Collateral Agent nor any its officers, directors, employees or agents shall be liable to the Collection Parties or EXLP for any action taken or omitted by it as such hereunder, or in connection herewith, unless caused by its or their gross negligence or willful misconduct.
     (iv) The duties of the Intercreditor Collateral Agent as agent of the Collection Parties and EXLP shall be mechanical and administrative in nature. The Intercreditor Collateral Agent shall not have, by reason of this Agreement or any Securitization Document or Bank Document, a fiduciary relationship in respect of any Collection Parties or EXLP and nothing herein expressed or implied, is intended to or shall be so construed as to impose upon the Intercreditor Collateral Agent any obligations in respect of any Securitization Document or Bank Document except as expressly set forth herein. The Intercreditor Collateral Agent shall not be liable for consequential, incidental or special damages even if it has been advised of the possibility of same. The Intercreditor Collateral Agent shall be liable for failure to perform its obligations when the failure arises out of causes beyond its control, including, without limitation, an act of a governmental or regulatory authority, an act of God, accident, equipment failure, labor disputes or system failure, provided it has exercised commercially reasonable diligence with respect thereto.
     (c) Reliance of the Intercreditor Collateral Agent. The Intercreditor Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message that the Intercreditor Collateral Agent reasonably believes in good faith to be signed, sent or made by any apparently authorized person or entity, with respect to all matters pertaining to the Collateral (including, without limitation, the Collections) and the Lockbox Accounts and its duties hereunder. Neither any Collection Party nor EXLP shall have any right of action whatsoever against the Intercreditor Collateral Agent as a result of the Intercreditor Collateral Agent’s acting or refraining from acting based upon instructions given to the Intercreditor Collateral Agent pursuant to and consistent with this Agreement to so act or refrain from acting, provided that such action or refraining from acting is in accordance with this Agreement. Unless expressly provided herein, the Intercreditor Collateral Agent shall have a reasonable opportunity to act after the receipt of any notice or instruction as described herein.
     (d) Blocked Account Agreement. All rights and benefits of the Intercreditor Collateral Agent provided for under this Agreement, including but not limited to, those set forth in this Section 5, shall also apply (as between the parties hereto) to the Blocked Account Agreement, as if set forth therein in their entirety.
Section 6. Establishment of Accounts: Deposit of Collections (a) EXLP shall cause the EXLP/ABS 2009/Wells Lockbox Account to be maintained with Intercreditor Collateral Agent and the EXLP/JPMC Lockbox Account at JPMorgan Chase Bank, N.A. under the Blocked Account Agreement. The Lockbox Accounts shall at all times be held in the name of EXLPOP, but under the exclusive dominion and control of, the Intercreditor Collateral Agent for the benefit of the Collection Parties and EXLP, at the expense of EXLP. Each of EXLP in its individual capacity and as Manager, and EXLPOP agrees that it shall not, and shall have no right to, make withdrawals therefrom, give any instructions with respect thereto, or have access thereto, except with respect to Non-Securitization Collections constituting Non-Securitization Collateral to the extent provided in Section 7(b)(i) hereof and with respect to Securitization Collections constituting Securitization Collateral pursuant to Section 7(b)(ii) hereof. The Collection Parties hereby agree that the Lockbox Accounts shall be under the exclusive dominion and control of the Intercreditor Collateral Agent as aforesaid, and the Collection Parties shall not, and shall have no right to, make withdrawals therefrom, give any instructions with respect thereto, or have access thereto. Each of EXLP, EXLPOP, and Intercreditor Collateral Agent agree that it shall not transfer any funds from the Lockbox Accounts to the Securitization Account or the EXLP Account or to any other account unless such transfer is in accordance with Section 7 or Section 8 hereof.
     (b) Without limiting the effectiveness of the security interests or Liens granted under the Securitization Indenture or any other Securitization Document, ABS 2009 and ABS Leasing 2009, hereby assign, convey, mortgage and hypothecate to the Intercreditor Collateral Agent, for the benefit of the Indenture Trustee, and hereby pledges and grants to the Intercreditor Collateral Agent, for the benefit of the Indenture Trustee, a security interest in and a continuing Lien on, all of their respective right, title and interest, whether now owned or existing or hereafter created or acquired in, to and under the Lockbox Accounts, including, without limitation, any and all deposits, monies, securities or other property (including any investment property) from time to time in or constituting the Lockbox Accounts, including any Collections in respect of any Securitization Collateral, as security for its obligations under this Agreement and the Securitization Documents.
     (c) EXLP, in its own capacity, as Manager under the Securitization Documents (when it serves in that capacity) and as manager and/or collection agent from time to time for various third parties, in each such capacity, and EXLPOP as account holder hereby assign, convey, mortgage and hypothecate to the Intercreditor Collateral Agent, for the benefit of the Bank Lenders and the Securitization Secured Parties (and the successors and assigns of any of them), and hereby pledge and grant to the Intercreditor

Collateral Agent, for the benefit of the Bank Lenders and the Securitization Secured Parties (and for the benefit of the successors and assigns of any of them), as their interests may appear, a security interest in and a continuing Lien on, all of their respective right, title and interest, whether now owned or existing or hereafter created or acquired in, to and under Lockbox Accounts, including, without limitation, any and all deposits, monies, securities or other property (including any investment property) from time to time in or constituting the Lockbox Accounts, including any Collections from the Domestic Contract Compression Business in respect of any Securitization Collateral and Non-Securitization Collateral, as security for its obligations under this Agreement, the Securitization Documents and the Bank Documents.
     (d) The parties hereto each agree and acknowledge that (i) the security interests and Liens granted pursuant to this Section 6 and granted under the Blocked Account Agreement constitute “control” under and for purposes of Section 9104(a)(1) of the UCC in the Intercreditor Collateral Agent for the benefit of the various parties named herein, (ii) Wells Fargo Bank, National Association, as Intercreditor Collateral Agent, will, for purposes of Section 9-104(a)(2) and Sections 8-106 and 8-501 of the UCC, (A) for the benefit of the Indenture Trustee, comply with instructions originated by the Indenture Trustee (as directed by the Requisite Global Majority) directing the disposition of the funds in the Lockbox Accounts that are properly allocable to the Securitization Collateral pursuant to Section 7 and 8 hereof without further notice by or to any party, and (B) for the benefit of the Bank Agent, comply with instructions originated by the Bank Agent directing the disposition of the funds in the Lockbox Accounts that are properly allocable to the Non-Securitization Collateral pursuant to Section 7 and 8 hereof without notice to any party; and (iii) the Intercreditor Collateral Agent’s jurisdiction for purposes of Article 9-304 of the UCC is New York. Notwithstanding the foregoing, the Intercreditor Collateral Agent and each of the Collection Parties agree that EXLP shall have the right to allocate Collections in the Lockbox Accounts to the extent provided in Section 7(a)(i), 7(a)(ii), 7(c) or 8(a) hereof and disburse any Non-Securitization Collections to the extent so permitted in accordance with Section 7(b)(i) hereof.
     (e) EXLP shall (i) cause all Collections with respect to the Domestic Contract Compression Business, including, without limitation, all contract payments made by Users, account debtors, obligees or sub-obligees on User Contracts involving Securitization Compressors and by account debtors, obligees or sub-obligees of any contract compression services contracts involving Non-Securitization Compressors, all casualty proceeds from Securitization Compressors and Non-Securitization Compressors, all other payments from the Domestic Contract Compression Business in respect of the Securitization Collateral and Non-Securitization Compressors paid by account debtors, and other obligors in respect thereof, to be deposited directly in, or credited directly to, the EXLP/ABS 2009/Wells Lockbox Account and (ii) notify all persons and entities obligated to EXLP, or making payments to EXLP for the benefit of any other Person, in respect of the Domestic Contract Compression Business to make all such payments directly into the EXLP/ABS 2009/Wells Lockbox Account. For the avoidance of doubt, funds in respect of contract payments made by Users, account debtors, obligees or sub-obligees of compressors owned by EXH or any subsidiary of EXH (other than EXLP, EXLPOP, ABS 2009, or ABS 2009 Leasing), and any casualty proceeds or other proceeds payable to or receivable by EXH or any subsidiary of EXH (other than EXLP, EXLPOP, ABS 2009 or ABS 2009 Leasing), are not to be directed to, or transferred to, the Lockbox Accounts, and EXLP agrees not to send any directions or remittance instructions to the accounts of EXH or its subsidiaries (other than EXLP, EXLPOP, ABS 2009 or ABS 2009 Leasing) for any such funds or casualty proceeds.
     Section 7. Allocation of Collections: Disbursements of Collections
     (a) Allocations.
     (i) On each Business Day, EXLP shall allocate all Collections then on deposit in or constituting the Lockbox Accounts between Securitization Collections and Non-Securitization Collections and provide written notice thereof (which notice may be made by facsimile or electronic mail) to the Indenture Trustee and the Bank Agent prior to the close of business on the day on which such allocations are made. EXLP will do monthly reallocations of Collections related to Securitization Compressors transferred in or out of the Securitization Collateral during such period.
     (ii) In the event the Bank Agent at any time or for any reason questions any Allocated Collection, EXLP agrees to promptly cooperate and direct the EXLP Accountants (as defined below) to work with the Bank Agent and its representatives to explain such Allocated Collection and provide such other information regarding same as reasonably requested from time to time by the Bank Agent. The Indenture Trustee (at the direction of the Requisite Global Majority or as otherwise provided in the Indenture or pursuant to any Supplement thereto) may appoint an independent accounting firm (the “Securitization Accountants”) to examine, from time to time, the books and records of EXLP that would constitute the basis for properly allocating any Collections then on deposit in the Lockbox Accounts that have theretofore not been allocated (collectively, the “Unallocated Collections”), including, without limitation, all User Contracts and related invoices in respect thereof, and such Securitization Accountants shall cooperate with EXLP’s in-house accountants (the “EXLP Accountants”) (and EXLP hereby agrees that it shall direct the EXLP Accountants to cooperate with the Securitization Accountants so appointed by the Indenture Trustee) to determine the allocation of such Unallocated Collections and the Bank Agent shall have the right to have its representatives present during all such calls and meetings and EXLP shall cause the Bank Agent to be contemporaneously copied on all written information regarding the determination of such allocations in each case; provided, however, that if the EXLP Accountants and the Securitization Accountants are not able to agree on the allocation of such Unallocated Collections within five (5) Business Days, then EXLP (with the written approval of the Bank Agent, which approval shall not be unreasonably withheld or delayed) and the Indenture Trustee (at the direction of the Requisite Global Majority), within one (1) Business Day after such five (5) Business Day period expires, shall select another nationally recognized accounting firm (the “Allocation Accounting Firm”) which is reasonably acceptable to EXLP and the

Indenture Trustee to determine the proper allocation of such Unallocated Collections. The determination of such Allocation Accounting Firm shall be final and binding upon EXLP, the Bank Agent, the other Bank Lenders, the Indenture Trustee and the Requisite Global Majority, and EXLP shall promptly provide notice of such appointment to the Bank Agent. EXLP agrees that it shall make the Bank Agent privy to all communications involving the Allocation Accounting Firm relating to the proper allocation of such Unallocated Collections and the Bank Agent shall be entitled to communicate with EXLP and the Allocation Accounting Firm regarding the same. EXLP shall allocate all Unallocated Collections (a) as mutually agreed by the EXLP Accountants and the Securitization Accountants or (b) as determined by the Allocation Accounting Firm pursuant to this Section 7(a)(ii), as applicable, and in each case provide written notice thereof (which notice may be made by facsimile or electronic mail) to the Indenture Trustee and the Bank Agent prior to the close of business on the day on which such allocations are made.
     (iii) In the event that EXLP is replaced as Manager, then allocations of Collections pursuant to Section 7(a)(i) or 7(a)(ii) above shall be made in good faith based upon the information provided by the replacement Manager.
     (iv) Notwithstanding anything contained herein to the contrary, each of the parties hereto agrees that the provisions of Sections 3 and 4 above constitute a “subordination agreement” for purposes of Section 510(a) of the Bankruptcy Code.
     (v) Each party hereto agrees that it will abide by allocations of Collections held in the Lockbox Accounts made in accordance with this Section 7(a).
     (b) Disbursements.
     (i) So long as the Intercreditor Collateral Agent has not received notice pursuant to Section 8(b) or 8(c) to the effect that a Securitization Default or Bank Default, respectively, has occurred (and has had a commercially reasonable opportunity to act thereon) on any Business Day, after EXLP makes any allocation of Collections pursuant to Sections 7(a)(i), 7(a)(ii), 7(c) or 8(a) hereof, EXLP or EXLPOP may use electronic banking methods to transfer collected funds from the EXLP/JPMC Lockbox Account to the EXLP Account, and may use electronic banking methods acceptable to Intercreditor Collateral Agent and consistent with past practice to direct Intercreditor Collateral Agent to transfer collected funds from the EXLP/ABS 2009/Wells Lockbox Account to the EXLP Account, in the aggregate equal to the Allocated Collections constituting Non-Securitization Collections, prior to the close of business on such day; provided, however, that (i) if such electronic banking methods are not available due to force majeure, such transfer shall be made as promptly as practicable after such electronic banking methods resume and (ii) to the extent EXLP is obligated by Applicable Law to obtain evidence of approvals to make such transfers and it is not practicable to obtain such evidence or approvals on such Business Day, such transfer shall be made by noon Central Time on the next Business Day. After the occurrence of a Securitization Default or a Bank Default, Allocated Collections constituting Non-Securitization Collections shall be disbursed in accordance with Section 8(c) hereof.
     (ii) So long as the Intercreditor Collateral Agent has not received notice pursuant to Section 8(b) or 8(c) to the effect that a Securitization Default or a Bank Default, respectively, has occurred (and has had a commercially reasonable opportunity to act thereon), on the same Business Day as EXLP makes any allocation of Collections pursuant to Section 7(a)(i), 7(a)(ii), 7(c) or 8(a) hereof, prior to the close of business on such day, EXLP or EXLPOP will use electronic banking methods to transfer funds from the EXLP/JPMC Lockbox Account to the Trust Account and will use electronic banking methods acceptable to Intercreditor Collateral Agent and consistent with past practice to direct Intercreditor Collateral Agent to transfer funds from the EXLP/ABS 2009/Wells Lockbox Account to the Trust Account or the account specified by the Indenture Trustee (at the direction of the Requisite Global Majority) in accordance with the then current Repetitive Wire Instructions delivered to the Intercreditor Collateral Agent (such account, or any other account that may be specified by the Indenture Trustee in a subsequent delivery of Repetitive Wire Instructions, the “Securitization Account”) in an aggregate amount equal to the Allocated Collections constituting Securitization Collections. After the occurrence of a Securitization Default or a Bank Default, Allocated Collections constituting Securitization Collections shall be disbursed in accordance with Section 8(b) hereof.
     (iii) In the event that an allocation of Collections under Section 7(a) or disbursement of Allocated Collections pursuant to Section 7(b) is made to (A) the EXLP Account in excess of the Non-Securitization Collections or (B) the Securitization Account in excess of the Securitization Collections (any such event in clauses (A) and (B) above, a “Misallocation”), then EXLP shall immediately notify the Indenture Trustee and the Bank Agent thereof, and (x) in the case of a Misallocation described in clause (A) above, EXLP and the Bank Lenders and (y) in the case of a Misallocation described in clause (B) above, the Indenture Trustee, shall, upon receipt of such written notice from EXLP to the effect of the foregoing, hold such amount for the benefit of the Intercreditor Collateral Agent and the Securitization Secured Parties or the Bank Lenders, as applicable, and remit and pay over any and all such amounts received to the Intercreditor Collateral Agent for proper allocation in accordance with the provisions of Section 7(a) above or Section 7(c) or Section 8(a) below (as applicable), to the extent that such amounts are still held by such Person. In the event that any Misallocation occurs, EXLP covenants and agrees to deposit into one or more of the Lockbox Accounts (which is applicable) an amount in cash equal to such Misallocation (net of any portion thereof that has been paid over by the Bank Lenders or the Indenture Trustee pursuant to the preceding sentence) for proper allocation and disbursement in accordance with the provisions hereof within three

(3) Business Days after the earlier of the date on which EXLP shall have knowledge thereof and the date on which EXLP receives notice from any other Person (including pursuant to the procedures described in Section 7(c) hereof) of such Misallocation.
(c) Disputed Allocations.
     In the event that the Indenture Trustee (acting at the direction of the Requisite Global Majority) disputes the allocation of any Allocated Collections in good faith (any such disputed allocation of Collections, collectively, the “Disputed Allocations”), then in such event the Indenture Trustee (at the direction of the Requisite Global Majority or as otherwise provided in the Indenture or pursuant to any Supplement thereto) may appoint the Securitization Accountants to examine, from time to time, the books and records of EXLP which constitute the basis for properly allocating such Disputed Allocations, including, without limitation, all User Contracts and related invoices in respect thereof, and such Securitization Accountants shall cooperate with the EXLP Accountants (and EXLP hereby agrees that it shall direct the EXLP Accountants to cooperate with the Securitization Accountants so appointed by the Indenture Trustee) to determine the allocation of such Disputed Allocations and the Bank Agent shall have the right to have its representatives present during all such calls and meetings and EXLP shall cause the Bank Agent to be contemporaneously copied on all written information regarding the determination of such Disputed Allocations in each case; provided, however, that if the EXLP Accountants and the Securitization Accountants are not able to agree on the allocation of such Disputed Allocations within five (5) Business Days, then EXLP (with the written approval of the Bank Agent, which approval shall not be unreasonably withheld or delayed) and the Indenture Trustee (at the direction of the Requisite Global Majority), within one (1) Business Day after such five (5) Business Day period expires, shall appoint the Allocation Accounting Firm to determine the proper allocation of such Disputed Allocations. The determination of such Allocation Accounting Firm shall be final and binding upon EXLP, the Bank Agent, the Bank Lenders, the Indenture Trustee and the Requisite Global Majority. EXLP shall allocate all Disputed Allocations (i) as mutually agreed by the EXLP Accountants and the Securitization Accountants or (ii) as determined by the Allocation Accounting Firm pursuant to this Section 7(c), as applicable, and in each case provide written notice thereof (which notice may be made by facsimile or electronic mail) to the Indenture Trustee and the Bank Agent prior to the close of business on the day on which such allocations are made.
     (i) In the event the Bank Agent at any time or for any reason questions any Allocated Collection, EXLP agrees to promptly cooperate and direct the EXLP Accountants to work with the Bank Agent and its representatives to explain such Allocated Collection and provide such other information regarding same as reasonably requested from time to time by the Bank Agent.
     Section 8. Monitoring of Allocation Process; Effect of a Securitization Default; Effect of a Bank Default(a) Monitoring of Allocation Process. The Indenture Trustee (acting at the direction of the Requisite Global Majority or as otherwise provided in the Indenture or pursuant to any Supplement thereto) may appoint the Securitization Accountants to examine, from time to time, the books and records of EXLP that would constitute the basis for properly allocating the Collections, including, without limitation, any User Contracts, contracts, agreements and invoices in respect thereof, and such Securitization Accountants shall (i) cooperate with the EXLP Accountants (and EXLP hereby agrees that it shall direct the EXLP Accountants to cooperate with the Securitization Accountants so appointed by the Indenture Trustee) to determine the allocation of all Collections from time to time on deposit in the Lockbox Account and (ii) have access to such books and records that would constitute the basis for properly allocating the Collections, including, without limitation, any User Contracts, contracts, agreements and invoices in respect thereof, and any other resources of EXLP reasonably necessary to monitor the allocation process on a day-to-day basis with respect to all current or future allocations of Collections received by or in the Lockbox Accounts as set forth in this Agreement; provided, however, that if the EXLP Accountants and the Securitization Accountants are not able to agree on the allocation of any such Collections, then EXLP (with the written approval of the Bank Agent, which approval shall not be unreasonably withheld or delayed) and the Indenture Trustee (at the direction of the Requisite Global Majority) shall appoint the Allocation Accounting Firm to determine the proper allocation of all such Collections and all future Collection from such date. The Indenture Trustee shall have no duty to monitor the allocation process pursuant to Section 7 or 8 hereof, and shall take action only upon the receipt of direction from the Requisite Global Majority. Upon and after the exercise by the Indenture Trustee’s rights under this Section 8(a), EXLP shall allocate all Collections then on deposit in the Lockbox Accounts and all future Collections received by or deposited in the Lockbox Accounts (x) as mutually agreed by the EXLP Accountants and the Securitization Accountants or (y) as determined by the Allocation Accounting Firm pursuant to this Section 8(a), and in each case provide written notice thereof (which notice may be made by facsimile or electronic mail) to the Indenture Trustee and the Bank Agent prior to the close of business on the day on which such allocations are made.
     (b) Effect of a Securitization Default. After the occurrence of a Securitization Default, the Indenture Trustee shall notify the Intercreditor Collateral Agent to such effect and as to the Intercreditor Collateral Agent, after such Intercreditor Collateral Agent has received such notice and has had a commercially reasonable opportunity to act thereon, then, subject to the other provisions of this Agreement and to the terms of the Securitization Documents, (i) the Intercreditor Collateral Agent shall take such steps as may be instructed in writing by the Indenture Trustee (as directed by the Requisite Global Majority) to receive, hold and distribute all or any portion of the Securitization Collateral (including, without limitation, any Securitization Collections) and proceeds thereof and to comply with its other obligations set forth in this Agreement, including without limitation to send notice to default to JPMorgan Chase Bank, N.A. under the Blocked Account Agreement and otherwise to take control of the EXLP/JPMC Lockbox Account in accordance with the terms thereof; and (ii) the Indenture Trustee (at the direction of the Requisite Global Majority) may take such steps as it is entitled to take under the Securitization Documents with respect to enforcement of any Securitization Document and collection and realization of the Securitization Collateral (or any portion thereof) and the proceeds thereof. In permitting the Indenture Trustee to distribute Securitization

Collateral from the Lockbox Accounts pursuant to this Section 8(b), the Intercreditor Collateral Agent may rely conclusively on the notice provided by the Indenture Trustee to the effect that a Securitization Default has occurred without conducting any independent investigation thereof and notwithstanding any assertion or evidence to the contrary.
     (c) Effect of a Bank Default. After the occurrence of a Bank Default, the Bank Agent shall notify the Intercreditor Collateral Agent to such effect and after the Intercreditor Collateral Agent has received such notice and has had a commercially reasonable opportunity to act thereon, then, subject to the other provisions of this Agreement and to the terms of the Bank Documents, (i) the Intercreditor Collateral Agent shall take such steps as may be instructed in writing by the Bank Agent to receive, hold and distribute all or any portion of the Bank Collateral and proceeds thereof and to comply with its other obligations set forth in this Agreement, including without limitation to send notice of default to JPMorgan Chase Bank, N.A. under the Blocked Account Agreement and otherwise to take control of the EXLP/JPMC Lockbox Account in accordance with the terms thereof; and (ii) the Bank Agent may take such steps as it is entitled to take under the Bank Documents with respect to enforcement of any Bank Document and collection and realization of the Bank Collateral (or any portion thereof) and the proceeds thereof. In permitting the Intercreditor Collateral Agent to distribute Non-Securitization Collateral from the Lockbox Accounts pursuant to this Section 8(c), the Intercreditor Collateral Agent may rely conclusively on the notice provided by the Bank Agent to the effect that a Bank Default has occurred without conducting any independent investigation thereof and notwithstanding any assertion or evidence to the contrary.
     (d) Conflicting Instruction. Notwithstanding the foregoing, the Intercreditor Collateral Agent shall have no duty or responsibility to exercise any discretion with respect to determining the nature of, receiving, holding and/or distributing all or any portion of the Collateral or any other collateral or funds held by the Intercreditor Collateral Agent pursuant to the terms of this Agreement. Without limiting the generality of the foregoing, the parties hereby agree that the Intercreditor Collateral Agent shall be obligated to disburse funds from (i) the EXLP/ABS 2009/Wells Lockbox Account in accordance with instructions from EXLP, EXLPOP, or the Manager given pursuant to Section 7(a), 7(b) or 7(c), (ii) the Lockbox Accounts in accordance with instructions from the Indenture Trustee given pursuant to Section 8(b) or 8(d), or (iii) the Lockbox Accounts in accordance with instructions from the Bank Agent given pursuant to Section 8(c) or 8(d). In the event the Intercreditor Collateral Agent receives conflicting notices or instructions or in the event it is unable in good faith to determine what action it should take, or is unsure as to the application, intent, interpretation or meaning of any provision therein or hereof, the Intercreditor Collateral Agent may give notice (in such form as shall be appropriate under the circumstances) to EXLP, the Bank Agent, and the Indenture Trustee, requesting written instructions as to the course of action to be adopted, and, to the extent the Intercreditor Collateral Agent acts in good faith in accordance with any such appropriate instruction received from EXLP, the Bank Agent, and the Indenture Trustee (as directed by the Requisite Global Majority), the Intercreditor Collateral Agent shall not be liable on account of such action or inaction to any Person. Except with respect to any instructions received from the Indenture Trustee (as directed by the Requisite Global Majority) directing the disposition of the funds in the applicable Lockbox Account that are properly allocated to the Securitization Collateral, if the Intercreditor Collateral Agent shall not have received appropriate instructions within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and such Intercreditor Collateral Agent shall have no liability to any Person for any such action or inaction.
     Section 9. Compensation and Indemnity of Intercreditor Collateral Agent: Waiver of Right of Set-off.
     (a) EXLP shall be liable to pay to the Intercreditor Collateral Agent from time to time reasonable compensation for its services. EXLP shall be liable to reimburse the Intercreditor Collateral Agent upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of each such Intercreditor Collateral Agent’s agents and counsel and all fees, costs and expenses of any Securitization Accountants and/or Allocation Accounting Firm engaged pursuant to the terms hereof. EXLP shall indemnify the Intercreditor Collateral Agent for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable attorney’s fees and expenses), loss or liability incurred by it without gross negligence or bad faith on its part, arising out of or in connection with the performance of its rights or duties hereunder and under the Blocked Account Agreement, the Lockbox Accounts, and the services provided in conjunction therewith. The Intercreditor Collateral Agent shall notify EXLP promptly of any claim asserted against the Intercreditor Collateral Agent for which it may seek indemnity. However, failure by the Intercreditor Collateral Agent to notify EXLP shall not relieve EXLP of its obligations hereunder. Upon the Intercreditor Collateral Agent’s request, EXLP shall defend the claim and the Intercreditor Collateral Agent shall provide reasonable cooperation at EXLP’s expense in the defense. The Intercreditor Collateral Agent may have separate counsel and EXLP shall be liable to pay the reasonable fees and expenses of such counsel. EXLP need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed. EXLP need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Intercreditor Collateral Agent through the Intercreditor Collateral Agent’s gross negligence or bad faith. Any amount due under this Section 9(a) that remains unpaid for thirty (30) days after notice thereof shall bear interest at the federal funds rate from the date of notice to the date of payment.
(b) (i) Except as provided below, Intercreditor Collateral Agent and Wells Fargo Bank, National Association, in its individual capacity, each hereby subordinates all Liens, encumbrances, claims and rights of setoff it may have, now or in the future, against the EXLP/ABS 2009/Wells Lockbox Account or any Collateral or Collections (including checks or other items evidencing the same held therein) or any other property in such Lockbox Account to the prior payment in full in cash of all Securitization Obligations and EXLP Obligations and agree that the Liens and security interests securing such Securitization Obligations and EXLP Obligations are superior to any such Liens, encumbrances, claims and rights of setoff which Intercreditor Collateral Agent or Wells Fargo Bank, National Association, in its individual capacity, might have or obtain in the EXLP/ABS 2009/Wells Lockbox Account or any Collateral or Collections or any other property in such Lockbox Account.
     (ii) Notwithstanding the foregoing, the Intercreditor Collateral Agent and Wells Fargo Bank, National Association, in its individual capacity, may debit the EXLP/ABS 2009/Wells Lockbox Account from time to time, for (a) checks and other items, including, without limitation, any automated clearinghouse transactions, which are returned for any reason (“Returned Items”), (b) necessary account adjustments, and (c) overdrafts; provided, however, no such offset shall be made unless the Intercreditor Collateral Agent advises EXLP and EXLPOP of the amount thereof in accordance with the Intercreditor Collateral Agent’s current practice, if any.
     (iii) In the event that any charges or fees are then due from EXLP or any other party hereto to the Intercreditor Collateral Agent under this Agreement or related to any Returned Items, the EXLP/ABS 2009/Wells Lockbox Account or the services provided hereunder, EXLP agrees to pay such amounts to the Intercreditor Collateral Agent within thirty (30) days of EXLP’s receipt by the Intercreditor Collateral Agent of a written invoice therefor. In the event that EXLP fails to pay the amounts described in the preceding sentence within the time period set forth above, then the Intercreditor Collateral Agent shall have the right to debit the EXLP/ABS 2009/Wells Lockbox Account for such amounts which obligation of EXLP shall not be relieved by any such offset or debit by the Intercreditor Collateral Agent (and, upon payment by EXLP of such amounts to the Intercreditor Collateral Agent, the Intercreditor Collateral Agent shall deposit such amounts into such Lockbox Account).
     (iv) In the event there are insufficient funds in the EXLP/ABS 2009/Wells Lockbox Account to reimburse the Intercreditor Collateral Agent for the amount of any Returned Items or unpaid charges or fees for which the Intercreditor Collateral Agent is entitled to debit such Lockbox Account in accordance with clause (ii) or (iii) above, then EXLP shall (x) reimburse the Intercreditor Collateral Agent immediately upon demand and (y) to the extent Collections in respect of Returned Items have been disbursed to any Collection Party in accordance with the terms of this Agreement, may debit an amount equal to such disbursement from future allocations to such Collection Party.
Section 10. Resignation by or Removal of Intercreditor Collateral Agent (a) The Intercreditor Collateral Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least sixty (60) days’ prior written notice to each of EXLP, the Indenture Trustee, and the Bank Agent. EXLP (with the consent of the Requisite Global Majority which consent shall not be unreasonably withheld) may, at any time, for or without cause, remove the Intercreditor Collateral Agent by giving at least twenty (20) days prior written notice to the Intercreditor Collateral Agent, the Indenture Trustee and the Bank Agent.
     (b) Upon the effectiveness of any such notice of resignation or removal given pursuant to Section 10(a) above, EXLP shall appoint a successor Intercreditor Collateral Agent hereunder (with the consent and approval of the Requisite Global Majority (such consent and approval not to be unreasonably withheld), which shall be an incorporated bank or trust company and which shall execute counterparts hereof or such other instrument reasonably satisfactory to evidence acceptance of the duties and obligations of the Intercreditor Collateral Agent hereunder.
     (c) If a successor Intercreditor Collateral Agent shall not have been so appointed within the applicable notice period, the Requisite Global Majority shall then appoint a successor Intercreditor Collateral Agent which shall be a bank or trust company with a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and which shall execute counterparts hereof or such other instrument reasonably satisfactory to evidence acceptance of the duties and obligations of the Intercreditor Collateral Agent hereunder and which shall serve as Intercreditor Collateral Agent hereunder or thereunder until such time, if any, as EXLP appoints a successor Intercreditor Collateral Agent as provided above.
     (d) After the resignation or removal of any Intercreditor Collateral Agent pursuant to this Section 10, the provisions of Section 5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Intercreditor Collateral Agent hereunder, and Section 9(a) above shall continue to inure to its benefit.
     Section 11. No Implied Waivers, Etc. Except as expressly provided herein, nothing in this Agreement shall be deemed to constitute a waiver of or shall otherwise affect any of the interests, rights or remedies which either the Bank Agent or the Indenture Trustee may have under the Bank Documents or the Securitization Documents, respectively, or under applicable law.
     Section 12. Amendments. No term or provision of this Agreement may be amended, modified, waived, discharged or terminated orally and any such term or provision may only be amended, modified, waived, discharged or terminated by an instrument in writing signed by the Indenture Trustee (at the direction of the Requisite Global Majority), EXLP, the Bank Agent, and the Intercreditor Collateral Agent; provided, however, that no such instrument or agreement shall amend, modify or waive any provision of this Agreement relating to the allocation of Collections hereunder or otherwise affect the rights of any Collection Party or EXLP to receive distributions and/or payments of Collections allocated hereunder or under any other Related Documents, without the written consent of such Collection Party or EXLP, as the case may be, then party to this Agreement (in addition to the other parties required to consent thereto).
     Section 13. Benefit of Agreement This Agreement is intended solely for the benefit of the Collection Parties and EXLP and their respective successors and assigns and no other Person shall have any right, power, benefit, privilege, priority or interest under or through this Agreement. Each party hereto agrees that, if the Indenture Trustee shall fail to act as directed by the Requisite Global Majority at any time at which it is so required hereunder or under any Related Documents, then the Requisite Global Majority shall be entitled to directly enforce the provisions of this Agreement or take any such action directly in its own capacity or on behalf of the Indenture Trustee.
     Section 14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.
     Section 16. Notices. All notices and other communications provided to any party hereto under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as may be designated by such party from time to time in a notice complying as to delivery with the terms of this section to the other parties. Any notice, if mailed or sent by courier or hand delivery, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when such notice is transmitted and receipt is confirmed by telephone or electronic means.
     Section 17. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.
     Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law, except that matters relating solely to the operations of the Lockbox Accounts and the payment of checks and other items governed by Articles 3 and 4 of the Uniform Commercial Code shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 19. No Petition. (a) The Bank Agent hereby covenants and agrees that (i) prior to the date which is one year and one day after the payment in full of all Securitization Obligations, it will not institute against or join any other Person in instituting against ABS 2009 or any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States, including, without limitation, the Bankruptcy Code, or any state of the United States, (ii) it will not seek to challenge or contest, in any proceeding, suit or action of any nature whatsoever or otherwise, any transfer, disposition, contribution to capital or “true sale” of any Securitization Collateral or other assets pursuant to and in accordance with any of the Securitization Documents; and (iii) it will not seek, through any proceeding, suit or action of any nature whatsoever or otherwise, the consolidation, financial or otherwise, of ABS 2009 with any other Person.

     (b) The provisions of this Section 19 shall be continuing and shall survive any termination of this Agreement.
     Section 20. No Consolidation.
     (a) The Indenture Trustee covenants and agrees that it will not seek, through any proceeding, suit or action of any nature whatsoever or otherwise, the consolidation, financial or otherwise, of ABS 2009 with any other Person.
     (b) The provisions of this Section 20 shall be continuing and shall survive any termination of this Agreement.
     Section 21. Insolvency. This Agreement shall be applicable both before and after the filing of any petition by or against EXLP under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to EXLP shall be deemed to apply to a trustee for EXLP, as the case may be, and EXLP, as debtor-in-possession. The relative rights of the Bank Agent and the Indenture Trustee in or to any allocation of or distributions or disbursements from or in respect of any Non-Securitization Collections or proceeds of Non-Securitization Collections, or Securitization Collections or proceeds of Securitization Collections, respectively, shall continue after the filing thereof on the same basis as prior to the date of the petition, notwithstanding any court order approving the financing of or use of cash collateral by EXLP as debtor-in-possession or by any trustee appointed in its case.
     Section 22. Termination. This Agreement shall terminate upon the indefeasible payment in full in cash of all Securitization Obligations and the satisfaction and discharge of the Securitization Indenture.
     Section 23. Entire Agreement. The provisions of the Intercreditor Collateral Agent’s commercial account agreement, wholesale lockbox agreement applicable to the EXLP/ABS 2009/Wells Lockbox Account, or other treasury management agreement and related service terms governing the relationship between EXLP and Intercreditor Collateral Agent with respect to such Lockbox Account and any other applicable account (collectively, the “Lockbox Agreements”) are incorporated by reference. In the event of conflict among the provisions of this Agreement and the Lockbox Agreements, the provisions of this Agreement shall control. This Intercreditor Agreement, and the other Related Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
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SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

EXTERRAN PARTNERS, L.P., in its individual capacity and as Manager

By: EXTERRAN GENERAL PARTNER, L.P., its general partner

By: EXTERRAN GP, LLC, its general partner

By:	/s/ David S. Miller
David S. Miller, Vice President
and Chief Financial Officer

Address:	16666 Northchase Drive
Houston, TX 77060

Facsimile No.: 281-836-8895
Telephone No.: 281-836-7895

Attn.: David S. Miller
Signature Page to
Intercreditor and Collateral Agency Agreement

EXLP ABS 2009 LLC

By:	/s/ David S. Miller
David S. Miller, Vice President and
Chief Financial Officer

Address:	16666 Northchase Drive
Houston, TX 77060

Facsimile No.: 281-836-8895
Telephone No.: 281-836-7895

Attn.: David S. Miller
Signature Page to
Intercreditor and Collateral Agency Agreement

EXLP OPERATING LLC

By:	/s/ David S. Miller
David S. Miller, Vice President
and Chief Financial Officer

Address:	16666 Northchase Drive
Houston, TX 77060

Facsimile No.: 281-836-8895
Telephone No.: 281-836-7895

Attn.: David S. Miller
Signature Page to
Intercreditor and Collateral Agency Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Melissa Philibert
Name:	Melissa Philibert
Title:	Vice President

Address:	MAC N9311-161
Sixth Street and Marquette Avenue
Minneapolis, MN 55479

Facsimile No.: 612-667-3464
Telephone No.: 612-667-8058

Attn.: Corporate Trust Services — Asset-Backed Administration

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Intercreditor Collateral Agent

By:	/s/ Melissa Philibert
Name:	Melissa Philibert
Title:	Vice President

Address:	MAC N9311-161
Sixth Street and Marquette Avenue
Minneapolis, MN 55479

Facsimile No.: 612-667-3464
Telephone No.: 612-667-8058

Attn.: Corporate Trust Services — Asset-Backed Administration
Signature Page to
Intercreditor and Collateral Agency Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as Bank Agent

By:	/s/ Christopher L. Hewitt
Name:	Christopher L. Hewitt
Title:	Vice President

Address:	301 South College Street
23rd Floor NC 0680
Charlotte, North Carolina 28288
Attention: Syndication Agency Services
Facsimile No.: 704-383-0288
Telephone No.: 704-715-1846

With copy to:

Wachovia Capital Markets, LLC
1001 Fannin, Suite 2255
Houston, Texas 77002
Attention: David Humphreys

Signature Page to
Intercreditor and Collateral Agency Agreement